UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2011 (May 12, 2011)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)  (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “Five Star”, “we”, “us” and “our” refer to Five Star Quality Care, Inc. and its consolidated subsidiaries, unless otherwise noted.

Item 1.01.  Entry into a Material Definitive Agreement.

Acquisition of Indiana Communities

On May 12, 2011, we announced that we have entered into agreements, or the Purchase Agreements, to acquire six senior living communities located in Indiana.  The aggregate purchase price, excluding closing costs, is approximately $122.8 million, including the assumption of approximately $19.5 million of mortgage loans secured by three of the communities.  We expect to acquire these communities starting in June 2011, subject to various conditions to closing, including required regulatory approvals and lender consents for our assumption of the mortgage loans.

The six communities primarily offer independent and assisted living services which are paid by residents from their private resources.  The 738 living units in these communities include 191 independent living apartments, 525 assisted living suites and 22 suites which offer specialized Alzheimer’s care.  The current occupancy rate at these six communities is 91%.

We expect to fund the cash portion of the purchase price, equal to approximately $103.3 million, with the proceeds of a bridge loan, or the Bridge Loan, from Senior Housing Properties Trust, or SNH, for up to $80 million and by using cash on hand and drawings under our $35 million revolving secured line of credit.  See “Bridge Loan” below for more information about the Bridge Loan.

We were a 100% owned subsidiary of SNH before December 31, 2001, when SNH distributed substantially all of our then outstanding shares of common stock to its shareholders.  In order to effect this spin off and to govern relations after the spin off, we entered into a transaction agreement with SNH under which, among other things, we agreed that, so long as we are a tenant of SNH or so long as we have a business management agreement with Reit Management & Research LLC, or RMR, we will not acquire or finance any real estate of a type then owned or financed by SNH or any other company managed by RMR without first giving SNH or the other company managed by RMR, as applicable, the opportunity to acquire or finance real estate investments of the type in which SNH or the other company managed by RMR, respectively, invests.  In connection with the Purchase Agreements, SNH waived this right of first refusal to acquire the six communities.

See “Information Regarding Certain Relationships” below for more information about our dealings and relationships with SNH and RMR.

The descriptions of the Purchase Agreements are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreements (including the amendments thereto), copies of which are filed as Exhibits 10.1 to 10.15 of this Current Report and incorporated herein by reference.

Bridge Loan

As described above, we expect to fund a portion of the cash purchase price for the six communities located in Indiana with the proceeds of the Bridge Loan.  On May 12, 2011, we and SNH entered into a loan agreement, or the Bridge Loan Agreement, under which SNH has agreed to lend us up to $80 million to fund our purchases under the Purchase Agreements.  The Bridge Loan will be secured by mortgages on three of the senior living communities in Indiana that we intend to acquire as described above and on four of our senior living communities in North Carolina, in each case including related furniture, fixtures and equipment.

The Bridge Loan matures on July 1, 2012 and bears interest at a rate equal to the annual rates of interest applicable to SNH’s borrowings under its revolving credit facility, plus 1%.  The Bridge Loan Agreement contains various covenants, including restrictions on our ability to incur liens upon or dispose of the collateral securing the Bridge Loan.  The Bridge Loan Agreement also contains events of default, including non-payment, a change in control of us, and certain events of insolvency.  We also agreed that, in certain circumstances, if SNH acquires one or more of the Indiana communities securing the Bridge Loan pursuant to provisions of the Bridge Loan Agreement, we will enter a lease of those communities.  The terms of the Bridge Loan Agreement were reviewed and approved by special committees of each of our Board of Directors and SNH’s board of trustees composed solely of our Independent Directors and independent trustees who are not also Directors or trustees of the other party and who were represented by separate counsel.

The description of the Bridge Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Bridge Loan Agreement, a copy of which is filed as Exhibit 10.16 to this Current Report and incorporated herein by reference.

Operation of Southeast Communities

In March 2011, SNH announced that it had agreed to acquire 20 senior living communities located in five states in the Southeast United States.  SNH has advised us that it expects to acquire these communities starting in June 2011.  The 20 senior living communities primarily offer independent and assisted living services which are primarily paid by residents from their private resources.  The 2,111 living units in these communities include 814 independent living apartments, 939 assisted living suites, 311 suites which offer specialized Alzheimer’s care and 47 skilled nursing beds.  On May 12, 2011, we entered into agreements to manage 15 of these 20 communities, or the Managed Communities, under long term contracts with SNH.  We expect to lease the remaining five communities from SNH, or the Leased Communities, when it acquires them.

Under the management contracts for the Managed Communities and a related pooling agreement, which we collectively refer to as the Management Contracts, we will be paid a management fee equal to 3% of the Gross Revenues, as defined in the Management Contracts, realized at the Managed Communities, which we expect to be approximately $1.8 to $2.0 million during the first year based on the results of the Managed Communities in 2010, plus an incentive fee equal to 35% of the Net Operating Income, as defined in the Management Contracts, after payment to SNH of an agreed upon minimum return equal to 8% of Invested Capital, as defined in the Management Contracts.  The Management Contracts have an initial term of 20 years, and we have options of two consecutive renewal terms of 15 years each to extend all, but not less than all, of the Management Contracts.  We have a limited right to require underperforming facilities subject to the Management Contracts to be sold, and after December 31, 2017, SNH has the right to terminate the Management Contracts if it does not receive its minimum return in each of three consecutive years, subject to certain cure rights.  The terms of the Management Contracts were reviewed and approved by special committees of each of our Board of Directors and SNH’s board of trustees composed solely of our Independent Directors and independent trustees who are not also Directors or trustees of the other party and who were represented by separate counsel.

The Leased Communities would be added to the leases currently existing between us and SNH that we refer to as Lease No. 1, Lease No. 2 and Lease No. 4, or the Lease Additions.  We expect our aggregate minimum rent under those leases to increase by approximately $6.9 million per year, with percentage rent to commence in 2013 with respect to these communities.  For more information about our leases with SNH, please refer to our filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or our Annual Report (including the section captioned “Properties — SNH Leases”).

The Management Contracts and Lease Additions will become effective if and when SNH acquires the related senior living communities.  The closing of SNH’s acquisition of these communities is subject to satisfaction of various conditions to closing, including various regulatory and lender consents.  Accordingly, we can provide no assurance as to when we will begin to operate or lease these communities, if at all.

The description of the Management Contracts is not complete and is subject to and qualified in its entirety by reference to a representative form thereof or a copy thereof filed as Exhibits 10.17 and 10.18 to this Current Report and incorporated herein by reference.

Amendment to Business Management Agreement

On May 12, 2011, we and RMR entered into an amendment to our business management and shared services agreement, or the Business Management Agreement.  The amendment adjusted the determination of the fees payable by us to RMR under the Business Management Agreement.  The Business Management Agreement provides for compensation to RMR at an annual business management fee equal to 0.6% of our revenues.  As amended, revenues are defined as our total revenues from all sources reportable under U.S. generally accepted accounting principles, or GAAP, less any revenues reportable by us with respect to facilities and other properties for which we provide management services plus the gross revenues at those facilities and other properties determined in accordance with GAAP.  In addition, the amendment also amended certain procedures for the arbitration of disputes pursuant to the Business Management Agreement.  The terms of the amendment described above were reviewed and approved by the Compensation Committee of our Board of Directors, which consists solely of our Independent Directors.

The description of the Business Management Agreement is not complete and is subject to and qualified in its entirety by reference to the copy thereof filed as Exhibit 10.19 to this Current Report and incorporated herein by reference.

Information Regarding Certain Relationships

SNH is our former parent company, our largest landlord, and our largest shareholder.  As of May 12, 2011, SNH owned approximately 9% of our outstanding shares of common stock.  We have numerous continuing relationships with SNH, including the arrangements referred to above in this report.

RMR provides management services to both us and SNH.  One of our Managing Directors, Mr. Barry Portnoy, is Chairman and majority owner of RMR and serves as a managing trustee of SNH.  Our other Managing Director, Mr. Gerard Martin, is a director of RMR.  Our President and Chief Executive Officer and our Treasurer and Chief Financial Officer are both Senior Vice Presidents of RMR.  Mr. Portnoy’s son, Mr. Adam Portnoy, is an owner, President, Chief Executive Officer and a Director of RMR and serves as a managing trustee of SNH.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including SNH.  Four of our Directors and nearly all of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC.  In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer.

For more information about the relationships among us, our Directors and executive officers, RMR, SNH, AIC and other companies to which RMR provides management services, and about the risks which may arise from these relationships, please refer to our Annual Report and our other filings with the SEC, including the sections captioned “Business,” “Risk Factors,” “Properties — SNH Leases” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Annual Report, the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, or our Quarterly Report, and the information regarding our Directors and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement dated February 23, 2011 relating to our 2011 Annual Shareholders Meeting, or our Proxy Statement.  Our filings with the SEC, including our Annual Report, our Quarterly Report and our Proxy Statement, are available at the SEC’s website: www.sec.gov.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the description of the Bridge Loan under “Bridge Loan” and related information under “Information Regarding Certain Relationships” in Item 1.01 Entry into a Material Definitive Agreement, which is incorporated in this Item 2.03 by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held on May 9, 2011, our shareholders elected Barbara D. Gilmore as the Independent Director in Group I of the Board of Directors for a three year term of office until our 2014 annual meeting of shareholders and to serve until her successor shall have been elected and qualified.  Ms. Gilmore received the following votes:

For	Against	Withhold	Broker Non-Vote
18,754,803	8,620,843	561,472	5,321,103

Our shareholders also elected Barry M. Portnoy as the Managing Director in Group I of the Board of Directors for a three year term of office until our 2014 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Portnoy received the following votes:

For	Against	Withhold	Broker Non-Vote
14,018,639	13,269,165	649,314	5,321,103

Our shareholders approved a nonbinding advisory resolution on the compensation paid to our executive officers as disclosed pursuant to Item 402 of Regulation S-K in our Proxy Statement.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
26,598,677	1,223,207	115,234	5,321,103

Our shareholders voted to recommend, by nonbinding advisory vote, the frequency with which we have a nonbinding advisory vote on the compensation paid to our executive officers.  This proposal received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non- Vote
15,733,758	565,644	11,529,128	108,588	5,321,103

Our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
32,984,374	204,547	69,300	N/A

The results reported above are final voting results.

Item 8.01.  Other Events.

Director Compensation; Share Grants

On May 9, 2011, we changed our director compensation arrangements.  A summary of our currently effective director compensation arrangements is filed as Exhibit 10.20 hereto and is incorporated herein by reference.

On May 9, 2011, we granted each of our directors 7,500 common shares of beneficial interest, par value $0.01 per share, valued at $7.97, the closing price of our common shares on the New York Stock Exchange on that day, pursuant to the director compensation arrangements described above.

Lease for Our Headquarters

On May 12, 2011, we entered into a lease with an affiliate of RMR, as landlord, or the Landlord, with respect to approximately 36,500 rentable square feet located in Newton, Massachusetts that serves as our corporate headquarters.  Our rent under the lease will be approximately $730,000 per year for the initial year of the lease, and will increase by approximately $18,250 per year in each year thereafter.  We are also responsible for our pro rata share of all operating costs and taxes as well as all costs of any services we engage directly.  The term of this lease is ten years commencing July 1, 2011.  This lease agreement contains additional terms typical of commercial lease agreements.  In addition to these typical terms, the lease agreement provides that if the Business Management Agreement is terminated or expires or we experience a change in control, as defined in the lease, the Landlord may terminate the lease on six months notice, in which event we are entitled to be reimbursed for the unamortized costs of any improvements we make to the property.

The description of this lease is not complete and is subject to and qualified in its entirety by reference to the lease, a copy of which is filed as Exhibit 99.1 of this Current Report and incorporated herein by reference.

The Landlord is an affiliate of RMR, which provides management services to us.  One of our Managing Directors, Mr. Barry Portnoy, is the majority owner of the Landlord.  Mr. Portnoy’s son, Mr. Adam Portnoy, is an owner and a Vice President of the Landlord, and his son-in-law, Ethan Bornstein, is President of the Landlord.  The terms of the lease were reviewed and approved by a special committee of our Board of Directors composed solely of our Independent Directors who were represented by separate counsel.

For more information about the relationships among us, our Directors and RMR and its affiliates and about the risks which may arise from these relationships, please refer to our Annual Report and our other filings with the SEC, including the sections captioned “Business,” “Risk Factors,” “Properties — SNH Leases” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Annual Report, the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Quarterly Report, and the information regarding our Directors and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement.  Our filings with the SEC, including our Annual Report, our Quarterly Report and our Proxy Statement, are available at the SEC’s website: www.sec.gov.

We have filed as Exhibit 99.2 hereto a copy of our press release announcing, among other things, certain of the transactions described above.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•              THIS CURRENT REPORT STATES THAT WE EXPECT TO ACQUIRE SIX SENIOR LIVING COMMUNITIES LOCATED IN INDIANA STARTING IN JUNE 2011 AND THAT WE WILL BEGIN TO LEASE AND MANAGE 20 COMMUNITIES LOCATED IN THE SOUTHEAST STARTING IN JUNE 2011.  THESE CLOSINGS ARE SUBJECT TO OUR OBTAINING REGULATORY APPROVALS AND CERTAIN LENDER CONSENTS AND SATISFACTION OF OTHER CLOSING CONDITIONS.  WE CURRENTLY EXPECT THAT ALL OF THE REQUIRED APPROVALS AND CONSENTS WILL BE OBTAINED AND OTHER CONDITIONS WILL BE SATISFIED, BUT SUCH APPROVALS, CONSENTS AND SATISFACTION OF CONDITIONS ARE NOT ASSURED AND WE CANNOT CONTROL THE TIMING OF REGULATORY APPROVALS, LENDER CONSENTS OR SATISFACTION OF CLOSING CONDITIONS.  ACCORDINGLY, IT IS POSSIBLE THAT OUR BEGINNING TO OPERATE SOME OF THESE COMMUNITIES MAY BE DELAYED OR MAY NOT OCCUR.

•              THIS CURRENT REPORT STATES THAT THE PURCHASE OF THESE SIX SENIOR LIVING COMMUNITIES BY US WILL BE FUNDED, IN PART, BY A BRIDGE LOAN FROM SNH FOR UP TO $80 MILLION WHICH MATURES ON JULY 1, 2012.  THE BRIDGE LOAN AGREEMENT PROVIDES THAT IF IT IS NOT REPAID ON OR BEFORE ITS MATURITY DATE, SNH MAY SATISFY THE LOAN BY ACQUIRING CERTAIN OF THE COMMUNITIES SECURING REPAYMENT OF THE LOAN AND LEASING THEM TO US.  WE EXPECT TO BE ABLE TO REPAY THIS LOAN BEFORE ITS MATURITY; HOWEVER, OUR ABILITY TO DO SO IS LARGELY DEPENDENT UPON MARKET CONDITIONS WHICH ARE BEYOND OUR CONTROL.  ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO REPAY OR REFINANCE THIS BRIDGE LOAN OR REGARDING THE TERMS OF ANY SUCH REFINANCING.

•              THIS CURRENT REPORT STATES THAT THE TERMS OF THE BRIDGE LOAN AGREEMENT AND THE MANAGEMENT CONTRACTS BETWEEN US AND SNH WERE REVIEWED AND APPROVED BY SPECIAL COMMITTEES OF EACH OF OUR BOARD OF DIRECTORS AND SNH’S BOARD OF TRUSTEES COMPOSED SOLELY OF OUR INDEPENDENT DIRECTORS AND INDEPENDENT TRUSTEES WHO ARE NOT ALSO DIRECTORS OR TRUSTEES OF THE OTHER PARTY AND WHO WERE REPRESENTED BY SEPARATE COUNSEL.  THIS CURRENT REPORT ALSO STATES THAT THE TERMS OF THE AMENDMENT TO THE BUSINESS MANAGEMENT AGREEMENT WERE REVIEWED AND APPROVED BY THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS COMPOSED SOLELY OF OUR INDEPENDENT DIRECTORS AND THAT THE TERMS OF OUR LEASE FOR OUR HEADQUARTERS WITH AN AFFILIATE OF

RMR WERE REVIEWED AND APPROVED BY A SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS COMPOSED SOLELY OF OUR INDEPENDENT DIRECTORS WHO WERE REPRESENTED BY SEPARATE COUNSEL.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THESE TERMS ARE ARMS LENGTH AND FAIR.  HOWEVER, BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, SNH AND RMR AND ITS AFFILIATES, THESE TERMS MAY BE EXPOSED TO CLAIMS THAT THEY ARE SOMEHOW UNFAIR, AND DEFENDING SUCH CLAIMS CAN BE EXPENSIVE AND DISTRACTING TO MANAGEMENT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

The Company hereby files the following exhibits:

10.1         Purchase and Sale Agreement, dated as of March 18, 2011, among Residential Care I, L.L.C., Residential Care III, Inc., Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C. and American Senior Home Care, L.L.C., as sellers, and Five Star, as buyer (with respect to the Clearwater Commons community and the Rosewalk Commons and Garden Homes community).

10.2         First Amendment to Purchase and Sale Agreement, dated as of April 27, 2011, among Residential Care I, L.L.C., Residential Care III, Inc., Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C. and American Senior Home Care, L.L.C., as sellers, and Five Star, as buyer (with respect to the Clearwater Commons community and the Rosewalk Commons and Garden Homes community).

10.3         Second Amendment to Purchase and Sale Agreement, dated as of May 9, 2011, among Residential Care I, L.L.C., Residential Care III, Inc., Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C. and American Senior Home Care, L.L.C., as sellers, and Five Star, as buyer (with respect to the Clearwater Commons community and the Rosewalk Commons and Garden Homes community).

10.4         Third Amendment to Purchase and Sale Agreement, dated as of May 11, 2011, among Residential Care I, L.L.C., Residential Care III, Inc., Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C. and American Senior Home Care, L.L.C., as sellers, and Five Star, as buyer (with respect to the Clearwater Commons community and the Rosewalk Commons and Garden Homes community).

10.5         Fourth Amendment to Purchase and Sale Agreement, dated as of May 12, 2011, among Residential Care I, L.L.C., Residential Care III, Inc., Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C. and American Senior Home Care, L.L.C., as sellers, and Five Star, as buyer (with respect to the Clearwater Commons community and the Rosewalk Commons and Garden Homes community).

10.6         Purchase and Sale Agreement, dated as of March 18, 2011, among Residential Care II, L.L.C., Residential Care IV, L.L.C., Residential Care VI, L.L.C., E&F Realty Co., L.L.P., American Senior Home Care, L.L.C. and American Senior Home Care of Ft. Wayne, L.L.C., as sellers, and Five Star, as buyer (with respect to the Forest Creek Commons community, the Covington Commons community and the Northwoods Commons community).

10.7         First Amendment to Purchase and Sale Agreement, dated as of April 27, 2011, among Residential Care II, L.L.C., Residential Care IV, L.L.C., Residential Care VI, L.L.C., E&F Realty Co., L.L.P., American Senior Home Care, L.L.C. and American Senior Home Care of Ft. Wayne, L.L.C., as sellers, and Five Star, as buyer (with respect to the Forest Creek Commons community, the Covington Commons community and the Northwoods Commons community).

10.8         Second Amendment to Purchase and Sale Agreement, dated as of May 9, 2011, among Residential Care II, L.L.C., Residential Care IV, L.L.C., Residential Care VI, L.L.C., E&F Realty

Co., L.L.P., American Senior Home Care, L.L.C. and American Senior Home Care of Ft. Wayne, L.L.C., as sellers, and Five Star, as buyer (with respect to the Forest Creek Commons community, the Covington Commons community and the Northwoods Commons community).

10.9         Third Amendment to Purchase and Sale Agreement, dated as of May 11, 2011, among Residential Care II, L.L.C., Residential Care IV, L.L.C., Residential Care VI, L.L.C., E&F Realty Co., L.L.P., American Senior Home Care, L.L.C. and American Senior Home Care of Ft. Wayne, L.L.C., as sellers, and Five Star, as buyer (with respect to the Forest Creek Commons community, the Covington Commons community and the Northwoods Commons community).

10.10       Fourth Amendment to Purchase and Sale Agreement, dated as of May 12, 2011, among Residential Care II, L.L.C., Residential Care IV, L.L.C., Residential Care VI, L.L.C., E&F Realty Co., L.L.P., American Senior Home Care, L.L.C. and American Senior Home Care of Ft. Wayne, L.L.C., as sellers, and Five Star, as buyer (with respect to the Forest Creek Commons community, the Covington Commons community and the Northwoods Commons community).

10.11       Purchase and Sale Agreement, dated as of March 18, 2011, among Residential Care VII, L.L.C. and Riverwalk Garden Homes, L.L.C., as sellers, and Five Star, as buyer (with respect to the Riverwalk Commons and Garden Homes community).

10.12       First Amendment to Purchase and Sale Agreement, dated as of April 27, 2011, among Residential Care VII, L.L.C. and Riverwalk Garden Homes, L.L.C., as sellers, and Five Star, as buyer (with respect to the Riverwalk Commons and Garden Homes community).

10.13       Second Amendment to Purchase and Sale Agreement, dated as of May 9, 2011, among Residential Care VII, L.L.C. and Riverwalk Garden Homes, L.L.C., as sellers, and Five Star, as buyer (with respect to the Riverwalk Commons and Garden Homes community).

10.14       Third Amendment to Purchase and Sale Agreement, dated as of May 11, 2011, among Residential Care VII, L.L.C. and Riverwalk Garden Homes, L.L.C., as sellers, and Five Star, as buyer (with respect to the Riverwalk Commons and Garden Homes community).

10.15       Fourth Amendment to Purchase and Sale Agreement, dated as of May 12, 2011, among Residential Care VII, L.L.C. and Riverwalk Garden Homes, L.L.C., as sellers, and Five Star, as buyer (with respect to the Riverwalk Commons and Garden Homes community).

10.16       $80,000,000 Bridge Loan Agreement, dated as of May 12, 2011, between SNH, as lender, and Five Star, together with certain affiliates thereof, collectively as borrower.

10.17       Representative Form of Management Contract, dated as of May 12, 2011, between FVE Managers, Inc., as manager, and SNH SE Burlington Tenant LLC, as owner.

10.18       Pooling Agreement, dated as of May 12, 2011, between FVE Managers, Inc. and certain subsidiaries of SNH.

10.19       First Amendment to Amended and Restated Business Management and Shared Services Agreement, dated as of May 12, 2011, between RMR and Five Star.

10.20       Summary of Director Compensation.

99.1         Lease Agreement, dated as of May 12, 2011, between 400 Centre Street LLC and Five Star.

99.2         Press Release issued by Five Star dated May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President and Chief Executive Officer

Dated:  May 13, 2011